Exhibit 99.1

[LOGO OF DOLE FOOD COMPANY, INC.]
P.O. Box 5132 — Westlake Village, CA 91359-5132 — 818-874-4000 — Fax 818-874-4893

NEWS RELEASE
Contact: C. Michael Carter
(818) 879-6810

DOLE FOOD COMPANY, INC. ANNOUNCES LITIGATION STATUS

WESTLAKE VILLAGE, California — November 10, 2002 — Dole Food Company, Inc. (NYSE: DOL) provided the following response to some of the erroneous statements contained in a Schedule 13D filed on November 8, 2002 by one of the Company’s stockholders concerning Dole’s legal reserves. That Schedule 13D incorrectly stated that Dole’s increase in its legal reserves in the third quarter of 2002 was a non-recurring charge, and should have been treated and identified as such in Dole’s earnings press release of November 6, 2002.

Dole has established what management currently believes to be adequate reserves for pending legal matters. Dole establishes legal reserves as part of its on-going assessment of claims and legal actions on a worldwide basis. These on-going assessments take into consideration such items as changes in the pending case load (including resolved and new matters), opinions of legal counsel, individual developments in court proceedings, changes in the law, changes in business focus, changes in the litigation environment, changes in opponent strategy and tactics, and new developments as a result of on-going discovery. Changes in reserves, both up and down, are part of the ordinary, recurring course of business, in which management after consultation with legal counsel is required to make estimates of various amounts for business and strategic planning purposes, as well as for accounting and SEC reporting purposes. These changes are reflected in the reported earnings of the Company each quarter. The litigation reserves at any moment reflect updated assessments of the then existing pool of claims and legal actions.

A significant part of Dole’s legal reserves concerns certain lawsuits in which Dole and/or certain of its subsidiaries or affiliates is a defendant pending in the United States and in several foreign countries, alleging injury as a result of exposure to the agricultural chemical DBCP (1,2-dibromo-3-chloropropane). Dole has described these lawsuits in its Form 10-Q for the quarter ended October 7, 2000, and in subsequent periodic filings. This disclosure has been voluntary, because the total assessed gross liability exposure to Dole from the DBCP cases is far under the 10%-of-current-assets threshold set forth in the SEC regulations. The DBCP reserve has been calculated after consultation with legal counsel, using an estimation model which derives Dole’s net liability exposure taking into account the details of all pending DBCP litigation and Dole’s past experience defending and settling DBCP claims at its share of cost. The assessment of Dole’s DBCP litigation exposure, as with Dole’s other legal reserves, is an on-going one, in light of the active 842 lawsuits currently pending in the USA, Latin America and the Philippines. Reserve adjustments will continue to be made in the future, as necessary.

The following is a status update concerning the DBCP cases. DBCP was manufactured by several chemical companies including Dow and Shell and registered by the U.S. government for use on food crops. Dole and other growers applied DBCP on banana farms in Latin America and in the Philippines and on pineapple farms in Hawaii. Specific periods of use varied among the different countries. Dole halted all purchases of DBCP, including for use in foreign countries, when the U.S. EPA cancelled the registration for DBCP use in the United States in 1979. That cancellation was based in part on the apparent link between male sterility and exposure to DBCP among factory workers producing the product in 1977, as well as early product testing done by the manufacturers showing testicular effects on animals exposed to DBCP. To date, there is no reliable evidence demonstrating that field application of DBCP led to sterility among farm workers, although that claim is made in the pending lawsuits. Nor is there any reliable scientific evidence that DBCP causes any other injuries in humans, although plaintiffs in the various actions described below assert claims based on cancer, birth defects and other general illnesses.

There are nine DBCP cases currently pending in various jurisdictions in the United States alleging injury as a result of exposure to DBCP. The manufacturers of DBCP as well as other growers have also been named as defendants in these lawsuits, although these defendants have settled some of the claims against them. The federal district court in Louisiana has recently denied Dole’s forum non conveniens motion to dismiss in one of the nine cases, and has set that case for trial in June 2003. This ruling is now on appeal to the 5th circuit court of appeals. In the Philippines, there are currently five DBCP lawsuits pending involving approximately 38,000 individuals seeking approximately $4.2 billion in purported damages. Approximately $4 billion of this $4.2 billion arises from a single lawsuit involving approximately 35,000 individuals that recently was ordered dismissed without prejudice on procedural grounds by a court of appeals in the Philippines, which the plaintiffs have the right to appeal. Though Dole has not been served, Dole is aware of one lawsuit in Guatemala by two plaintiffs seeking approximately $4 million. There are two lawsuits with 2,250 plaintiffs seeking approximately $113 million in Honduras, where Dole has also been in discussions with the Honduran Government pertaining to a possible settlement program involving potential claimants in Honduras. There is one lawsuit pending in Ecuador, in which 37 plaintiffs are seeking approximately $4 million. There are 524 individual labor cases in Costa Rica.

In Nicaragua, Dole is aware of 295 DBCP lawsuits now pending against U.S. DBCP manufacturers, Dole and other banana growers, in which a total of 6,544 plaintiffs are now seeking approximately $9.6 billion in purported damages. Dole has been served in 31 cases of the 295 pending, 17 of which have been recently served. Nine of the 31 served cases have been consolidated into one case before a trial court in Managua and Dole is actively defending that case. The majority of the lawsuits were brought pursuant to an October 2000 Nicaraguan statute that contains substantive and procedural provisions that Nicaragua’s acting Attorney General formally opined are unconstitutional. The defendants in the Nicaraguan lawsuits, including the Dole subsidiary, have challenged the constitutionality of the statute in the Nicaraguan courts and would assert similar challenges if any potential Nicaraguan judgment were to come before U.S. or other courts.

As to all the DBCP matters, Dole has denied liability and asserted substantial defenses. Although no assurance can be given concerning the outcome of these cases, in the opinion of management, after consultation with legal counsel and based on past experience defending and settling DBCP claims, the pending lawsuits are not expected to have a material adverse effect on Dole’s financial condition or results of operations.

Dole Food Company, Inc., with 2001 revenues of $4.4 billion, is the world’s largest producer and marketer of high-quality fresh fruit, fresh vegetables and fresh-cut flowers, and markets a growing line of packaged foods.

This release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Forward looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; electrical power supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its SEC filings, including its Annual Report on Form 10-K.

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